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                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
         [ ]    Preliminary Proxy Statement
         [ ]    Confidential, For Use of the Commission Only (as permitted by
                Rule 14a-6(e)(2))
         [ ]    Definitive Proxy Statement
         [ ]    Definitive Additional Materials
         [X]    Soliciting Material under Rule 14a-12

                            INDUSTRIAL HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X]    No fee required.
         [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                and 0-11.

                (1) Title of each class of securities to which transaction applies: _______________________

                (2) Aggregate number of securities to which transaction applies:
                    ______________________

                (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                    _________________________________________________________

                (4) Proposed maximum aggregate value of transaction:
                    ______________________________

                (5) Total fee paid: ______________

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                (1) Amount Previously Paid:_____________________________________

                (2) Form, Schedule or Registration Statement No.:
                    _________________________________

                (3) Filing Party:
                    ____________________________________________________________

                (4) Date Filed:
                    ____________________________________________________________


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            INDUSTRIAL HOLDINGS, INC. ANNOUNCES SALE OF SUBSIDIARIES

         HOUSTON, Oct. 31 /PRNewswire/ -- Industrial Holdings, Inc. (Nasdaq:
IHII; the "Company") announced today the completion of the sale of three of the four subsidiaries that comprise its Engineered Products Group. Effective October 26, 2001, the Company sold the assets of American Rivet Company, Inc. to a privately-held company in the fastener industry. Additionally, on October 17, 2001, the Company sold the assets of its subsidiaries, Ideal Products and Orbitform, to an investor group including the former President of the Engineered Products Group.

         Commenting on the completion of the divestitures, Robert E. Cone, President and CEO, said, "We are pleased to conclude a significant portion of our planned divestitures in anticipation of the merger with T-3 Energy Services and have utilized the net cash proceeds to further deleverage our balance sheet. We expect to execute definitive agreements on the remaining divestiture transactions in the near future. We now anticipate the shareholder vote regarding the merger to occur by mid-December 2001 and are very optimistic about our prospects as a properly capitalized oil and gas services company, which is what we believe the merged IHI and T-3 will represent."

         Industrial Holdings operates three groups: the Energy Group which remanufactures and sells high pressure valves, pumps and other related products to the petrochemical, chemical and petroleum refining industries, the pipeline transportation and storage industries and energy industry; the Stud Bolt and Gasket Group which manufactures and distributes stud bolts, nuts, gaskets, hoses, fittings and other products primarily to the petrochemical, chemical and oil and gas industries; and the Heavy Fabrication Group which manufactures and distributes medium and thick-walled pressure vessels, wind towers, gas turbine casings, heat exchangers, wind towers, heat panels and other large machined weldments.

         The statements in this press release regarding management's expectations concerning the matters described herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such statements are subject to risks and uncertainties that could cause IHI's results to differ materially from those expectations. Those statements may be accompanied by the words "believes", "expects", "anticipates" or "plans"' and are based on assumptions that the Company believes are reasonable; however, there are many factors that could cause the Company's actual future results to differ materially from those forward-looking statements. Those factors include, among others: (i) changes in business and economic conditions generally and in the industries in which the Company and its subsidiaries operate; (ii) changes in backlog and business mix;
(iii) changes in industry capital spending; and (iv) the cyclical nature of some of the industries in which the Company and its subsidiaries operate.

         IHI will file a joint proxy statement with the Securities and Exchange Commission (the "SEC") to solicit the approval of the merger agreement. IHI URGES INVESTORS TO READ THE JOINT PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN
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IMPORTANT INFORMATION. Investors will be able to obtain a copy of the joint proxy statement (when available) and other documents filed by IHI free of charge at the SEC's website, http://www.sec.gov or at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.

         IHI, its officers, directors and certain other employees of IHI may be soliciting proxies from IHI shareholders in favor of the merger and may be deemed to be "participants" in the solicitation under the rules of the SEC. Information regarding the interests of participants in the solicitation will be set forth in the joint proxy statement when it becomes available.